UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date or earliest event reported) January 7, 2004

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Arkansas	1-8246	71-0205415
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2350 N. Sam Houston Pkwy E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.

Other Events

On January 6, 2004 Southwestern Energy Company issued a news release to announce the closing of a new $300 million three-year unsecured revolving credit facility.  The new credit facility replaces an existing $125 million unsecured facility that was scheduled to mature in July of 2004.

The news release is furnished herewith as Exhibit 99.1.

Item 7(c).

Exhibits

(99.1) Press release dated January 6, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Registrant

Date:	January 7, 2004	BY:	/s/ GREG D. KERLEY

Greg D. Kerley Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX
Exhibit No.	Description

99.1	Press release dated January 6, 2004.

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